SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549




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                                       EXHIBITS


                                          TO


                                      FORM 10-Q


                  QUARTERLY REPORT PURSUANT TO SECTION 13 or 15 (d)

                                          OF

                         THE SECURITIES EXCHANGE ACT OF 1934


                   FOR THE FISCAL QUARTER ENDED SEPTEMBER 30, 1994




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              TRUMP PLAZA FUNDING, INC. - TRUMP PLAZA HOLDING ASSOCIATES


               (Exact name of registrants as specified in its charter)


                                Commission No.  2-0219









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                                  INDEX OF EXHIBITS

     Exhibit No.              Description

     10                       Chief Operating Officer Employment Agreement


















































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                                      EXHIBIT 10

                               CHIEF OPERATING OFFICER

                                 EMPLOYMENT AGREEMENT

          This Agreement is made this 12th day of September, 1994 between Trump Plaza Associates, a New Jersey General Partnership, d/b/a Trump Plaza Hotel and Casino, hereinafter (TPA) and its Corporate Managing Partner Trump Plaza Funding, Inc. (hereinafter "Company"), both with principal offices and facilities located at The Boardwalk at Mississippi Avenue, Atlantic City, New Jersey, and Barry Cregan (hereinafter "Executive") residing at Plaza Hotel, Fifth Avenue at Central Park South, New York, New York 10019.

     1.   Employment

          TPA and Company hereby employ the Executive as TPA's Chief Operating Officer and Executive hereby agrees to be TPA's chief operating officer and perform the duties hereinafter described. The Executive shall have general and active supervision and management over the property, business, and affairs of TPA. The Executive shall have the authority to appoint and remove, employ and discharge, prescribe the duties and fix the compensation of all of TPA agents, employees (other than himself), independent contractors and vendors and shall have all other general powers and duties of management which are usually vested
          in the chief operating officer of a corporation.   The Company's
          Shareholders and Directors have each taken prior to the execution hereof, and will, during the term hereof, continue to take, all appropriate legal action to authorize this Agreement, elect Executive Chief Operating Officer of each of TPA and Company and vest in the Executive the legal authority to act as their Chief Operating Officer. Notwithstanding the foregoing, the Executive shall report to and implement the directions and decisions of the Company's Chief Executive Officer.

     2.   Term

          (a) The term of this agreement shall be two years and shall commence on September 19, 1994, and terminate on September 18, 1996 (hereinafter "Expiration Date"), unless extended pursuant to
               Section 3 hereof.

     3.   Compensation

          a. During the first year of this Agreement, Executive shall be paid an annual base salary of Six Hundred Thousand ($600,000) Dollars, payable periodically in accordance with TPA's regular payroll practices. During the second year of this Agreement, Executive shall be paid an annual base salary of Seven Hundred Thousand ($700,000) Dollars.

          b. Executive shall, in his sole discretion, have the option to extend this Agreement for an additional one (1) year period until September 18, 1997. Executive must provide TPA with written notice of Executive's intent to exercise such option by June 30, 1996 and in the event such option is exercised, Executive shall be paid an annual base salary of Seven Hundred Fifty Thousand ($750,000) Dollars, during such third year of employment.


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     4.   Employee Insurance Programs

          Executive shall be afforded coverage under TPA's employee insurance programs in such form and at such levels as TPA may hereafter elect in its sole and absolute discretion to provide for similarly situated executives.

     5.   Benefits

          a. Executive shall be entitled to participate in TPA's executive benefit and bonus programs in such form and at such levels as TPA may hereinafter elect in its sole and absolute discretion to provide to similarly situated executives.

          b. Executive shall also have free use of hotel valet and laundry services and executive comping privileges at such levels, if any, as TPA shall establish from time to time in its sole and absolute discretion from similarly situated executives.

          c. Executive shall, in addition to monetary compensation, receive a car allowance of One Thousand ($1,000) Dollars per month.

          d. TPA shall also pay or reimburse Executive for reasonable moving and storage expenses actually incurred by Executive in relocating to the Atlantic City area.

          e. TPA shall also reimburse Executive for other actual expenses or losses incurred by Executive directly as a result of Executive's relocation, specifically including any costs of terminating the private school arrangements for his son.

          f. TPA shall pay or reimburse Executive the reasonable expenses incurred by Executive for the services of an attorney in the negotiation, preparation, consummation, performance and enforcement of this Agreement.

          g. Executive shall be entitled to three (3) weeks paid vacation per year during his employment hereunder. The Executive shall so be entitled to fixed and floating paid holidays in accordance with TPA's policies and practices from time to time.

     6.   Restrictive Covenant

          Executive agrees that until the Expiration Date or the earlier termination of this Agreement as provided herein and provided Executive is being paid the compensation, reimbursement and benefits set forth in Sections 3,4, and 5 hereof on the dates and at the times such compensation, reimbursement and benefits are due to be paid, Executive shall not accept employment, either as an employee, consultant or independent contractor, for casino hotel located within a 300 mile radius of Atlantic City, New Jersey. Executive acknowledges and agrees that this restrictive covenant is reasonable as to duration, terms and geographical area an that the same is necessary to terms and geographical area and that the same is necessary to protect the legitimate interests of TPA, imposes no undue hardship on Executive and is not injurious to the public.

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     7.   Other Activities

          Executive hereby agrees that throughout the term of this Agreement Executive shall devote his full time, attention and efforts to TPA's business and shall not, directly or indirectly, work for or engage in any other activities of an employment nature for any other person or entity, without TPA's prior written consent. Executive will promptly communicate to TPA, in writing when requested, marketing strategies, technical designs and concepts, and other ideas pertaining to TPA's business which are conceived or developed by Executive, alone or with others, at any time (during or after business hours) while Executive agrees to sign any documents which TPA deems necessary to confirm its ownership of those ideas, and Executive agrees to otherwise cooperate with TPA in order to allow TPA to take full advantage of those idea. Nothing herein shall prevent Executive from engaging in passive investment activities or consultation in connection therewith.

     8.   Proprietary and Confidential Information

          Executive acknowledges that he will have access to information which is proprietary and confidential to TPA. This information includes, but is not limited to, (1) the identity of TPA's customers and prospects, (2) names, addresses and phone numbers of TPA's individual contacts, (3) TPA's pricing policies, marketing strategies, product strategies and methods of operations, and (4) TPA's expansion plans, management policies and other business strategies and policies. Executive acknowledges and understands that this information must be maintained in strict confidence in order for TPA to protect its business and its competitive position in the marketplace. Accordingly, both during and after termination of Executive's employment, Executive agrees that he will not disclose any of this information for any purpose or remove materials containing this information from TPA's premises.

     9.   Non-Disparagement

          Executive will not, during the term hereof or at any time thereafter, publicly disparage TPA or Company or their officers, directors, employees or agents. Similarly, TPA and Company (including their officers, directors, employee, and agents) will not, during the term hereof or any time thereafter, disparage Executive and will refrain from any action which would reasonably be expected to result in embarrassment to Executive or to materially and adversely affect his
          opportunities for employment.   The preceding two sentences shall not
          apply to disclosures required by applicable law, regulation or order of court or governmental agency.

     10.  Casino Control Commission

          Executive represents to TPA and Company that he holds a casino key employee license, as required by the New Jersey Casino Control Commission (hereinafter "Commission") to enable him to engage in his employment hereunder. Executive will maintain this license in good standing during his employment by TPA and Company, provided that TPA and Company shall pay all renewal-fees as well as attorneys' fees and other costs Executive may incur in connection with any investigation or proceeding against him or in which he may be involved arising out of TPA or Company's operations, conducted by the Division of Gaming Enforcement of the Office of the New Jersey Attorney General, by the Commission or by any other governmental unit, including, but not limited to, hearings before the Office of Administrative Law, hearings before the Commission, and any judicial appeals therefrom.

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     11.  Termination by TPA and Company

          (a) Prior to the Expiration Date, TPA and Company may terminate the Executive's employment hereunder only under the following circumstances (herein referred to as "Cause"):

                    (i) Upon revocation of Executive's casino key employee license, and the exhaustion of all appeals therefrom, or in the absence of an appeal, the exhaustion of any appeal period from such action;

                    (ii) Executive's conviction of a crime under the laws of any jurisdiction which constitutes a disqualifying crime described in N.J.S.A. 5:12-86;

                    (iv) Executive dies;or

                    (v) Any breach by the Executive of the Executive's duty of trust to TPA, such as theft by the Executive on TPA or fraud committed by the Executive upon TPA.

          (b) In the event of a termination pursuant to this paragraph, TPA shall pay to Executive his compensation under Sections 3,4 and 5 hereof earned to the date of termination and shall have no further liability or obligation to Executive under this Agreement.

     12.  Termination by Executive

          Executive may terminate this Agreement upon written notice to TPA at any time for "Good Cause" (as hereinafter defined) which termination shall become effective on the 30th day after such notice (the "Executive's Termination Date"). "Good Cause" for purposes hereof means:

          (a) Without Executive's express written consent, the assignment to Executive of any duties inconsistent with the position of Chief Operating Officer, or the customary duties, responsibilities, and status of such office, or a demotion, or change in Executive's title or office, or any removal from such positions or a Change in Control (as hereinafter defined), except in connection with the termination of Executive's employment under Paragraph 10 hereof, permanent disability or as a result of Executive's death;

          (b) TPA or Company files, or TPA or Company's creditors file, a petition for bankruptcy under Chapter 7 of the Bankruptcy Code of 1978, 11 U.S.C. Section 701 (hereinafter "Bankruptcy Code"); or

          (c)  The New Jersey Casino Control Commission:

                    (i)  revokes or refuses to renew TPA's Casino License; or

                    (ii) appoints a conservator of TPA's Casino pursuant  to
                         N.J.S.A. 5:12-130.1 or any other provision of the New Jersey Casino Control Act, as such terms are defined in the New Jersey Casino Control Act, N.J.S.A. 5:12-1, et. seq., and such action is not stayed pending an appeal thereof;

          (d) TPA fails to pay Executive the compensation, reimbursements, and benefits set forth in Section 3, hereof on the dates and at times such compensation, reimbursements, and benefits are due to be paid;

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          (e)  A sale or long term lease of the hotel or other substantial assets, except toan entity wholly owned, directly or indirectly, by TPA or Donald J.Trump; or

          (f) A change in the current Chief Executive Office (Nicholas L. Ribis) of Trump Hotel and Casino Resorts; provided, however, that a Change in Control shall not entitle Executive to the "Termination Payment" if Executive accepts an offer of or otherwise continues employment following the occurrence of an event described in either of this clause (e) or clause (f) above.

          If Executive terminates this Agreement for Good Cause, TPA shall pay Executive on the Executive's Termination Date all compensation, reimbursements, and benefits provided for in Paragraphs 3, 4 and 5 hereof due or accrued to the Executive's Termination Date ("Accrued Compensation Amounts") and in a lump sum the full amount of the remaining unpaid compensation payable under Paragraphs 3,4 and 5 hereof from the Executive's Termination Payment").

     13.  Indemnification

          TPA shall indemnify, defend and hold Executive harmless, including the payment of reasonable attorney fees, if TPA does not directly provide Executive's defense, from and against any and all claims made by anyone, including, but not limited to, a corporate entity, the Company, other employee, agent, patron or member of the general public with respect to any claims which asserts as a basis, any acts, commissions or other circumstances involving the performance of Executive's employment duties hereunder unless such claims is based upon Executive's gross negligence or any willful and/or wanton act.

     14.  Executive's Representations

          Executive represents that he is a citizen of the United States or that he possesses the proper visa and/or work permits necessary to perform his functions hereunder.

     15.  Irreparable Injury

          Executive acknowledges that it would be extremely difficult to measure the damages that might result from any breach by him of his promises in Paragraphs 6,7,8 and 9 of the Employment Contract and that a breach may cause irreparable injury to TPA which could not be compensated by money damages. Accordingly, TPA will be entitled to enforce this Employment Contract by obtaining a court order prohibiting Executive (and any others involved) from breaching this agreement. If a court decides that any part of this agreement is too broad, the court may limit that part and enforce it as limited.

     16.  Miscellaneous

          Executive shall not be required by TPA or Company to fly in a helicopter or small aircraft for any reason at any time.

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     17.  Government Law

          This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey and in any lawsuit involving this Agreement, the parties consent to the jurisdiction and venue of any state or federal court located in New Jersey. This Agreement represents the entire agreement between the parties and may not be modified or amended without the written agreement of both parties.


     If the foregoing correctly sets forth the parties understanding, kindly sign and return to me the duplicate copy of this Agreement.



     Very truly yours,

     TRUMP PLAZA ASSOCIATES
     d/b/a TRUMP PLAZA HOTEL & CASINO             Agreed and Consented to:


     BY: ---------------------------         ----------------------------
             NICHOLAS L. RIBIS                     BARRY CREGAN
          Chief Executive Officer
               and President








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